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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  December 8, 2000


                         GETTY PETROLEUM MARKETING INC.

               (Exact Name of Registrant as Specified in Charter)



        Maryland                     1-14990                 11-3339235
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(State or Other Jurisdiction         (Commission             (IRS Employer
of Incorporation)                    File Number)            Identification No.)



125 Jericho Turnpike
Jericho, New York                                                          11753
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:               (516) 338-6000
                                                   -----------------------------

                                 Not applicable
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          (Former Name or Former Address, if Changes Since Last Report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On December 11, 2000, OAO LUKOIL, a Russian joint stock company ("LUKOIL"), announced that it had successfully completed its $5.00 per share cash tender offer (the "Offer") for all of the issued and outstanding shares of common stock of Getty Petroleum Marketing Inc. (the "Company"). The Offer expired at 12:00 midnight, New York City time, on Friday, December 8, 2000. Pursuant to the Offer, Mikecon Corp., an indirect, wholly owned subsidiary of LUKOIL, accepted for payment 10,092,081 shares of common stock of the Company reported by the depositary as having been tendered in Offer. Mikecon Corp. promptly paid for all shares of common stock of the Company validly tendered in the Offer. The shares tendered in the Offer represent approximately 72% of the outstanding shares of common stock of the Company. The text of LUKOIL's press release dated December 11, 2000 announcing the completion of the Offer is attached hereto as Exhibit 99.1.

         Lukoil Americas Corporation made a capital contribution to Mikecon Corp. in an amount sufficient to purchase all of the shares of common stock of the Company that were tendered in the Offer and that will be cancelled and paid for in the merger. Lukoil Americas Corporation has obtained such funds from equity contributions and inter-company borrowings from direct and indirect wholly owned subsidiaries of LUKOIL. Of the total funds contributed to Mikecon Corp., Lukoil Americas Corporation has borrowed $56 million from Lukoil Finance Limited, which is an indirect, wholly owned subsidiary of LUKOIL.

         The board of directors of the Company has been reconstituted in accordance with the terms of the Agreement and Plan of Merger, dated November 2, 2000, among the Company, LUKOIL, Lukoil International GmbH, Lukoil Americas Corporation and Mikecon Corp. On December 13, 2000, Leo Liebowitz, Howard Safenowitz, Matthew J. Chanin and Howard Silverman resigned as directors of the Company, and Vadim Gluzman and Ralif Rafilovich Safin were duly appointed as directors of the Company. Ronald Hall and Richard Montag remain on the board of directors. Subsequently, the board duly appointed Sergey P. Kukura as a director of the Company.

         On December 13, 2000, Leo Liebowitz resigned as Chairman and Chief Executive Officer of the Company. Vincent J. DeLaurentis, the Company's President and Chief Operating Officer, will serve as principal executive officer pending completion of the merger of Mikecon Corp. into the Company, pursuant to which the Company will become a wholly-owned subsidiary of Lukoil Americas Corporation.

         The Company has established the close of business on December 27, 2000 as the record date to determine those stockholders who will be entitled to vote at a special meeting of stockholders in order to consider and approve the merger with Mikecon Corp. The Company anticipates that the special meeting of stockholders will be held in late January 2001. Upon completion of the merger, each remaining outstanding share of common stock of the Company will be converted into the right to receive $5.00 in cash.

ITEM 5.  OTHER EVENTS.

         Prior to the successful completion of the Offer, the Company and Getty Realty Corp. revised the consolidated, amended and restated master lease and the environmental indemnity agreement both originally executed on November 2, 2000. The amended master lease, the environmental indemnity agreement, the two related trademark agreements and the other related agreements became effective on December 9, 2000. A copy of the amended master lease, the environmental indemnity agreement and the two related trademark agreements are attached hereto as Exhibits 99.2 through 99.5.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Not Applicable

         (b) Not Applicable

         (c) Exhibits

         Exhibit Number    Description
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         99.1              Text of press release of LUKOIL dated December 11,
                           2000.

         99.2 Consolidated, Amended and Restated Master Lease, dated November 2, 2000, between Getty Properties and the Company.

         99.3 Environmental Indemnity Agreement dated November 2, 2000, between Getty Properties and the Company.

         99.4 Amended and Restated Trademark License Agreement, dated November 2, 2000, between Getty Properties and the Company. (Filed as Exhibit 99(e)(5) to the Company's Schedule 14D-9 filed November 9, 2000, and incorporated herein by reference.)

         99.5 Trademark License Agreement, dated November 2, 2000, between Getty TM Corp. and the Company. (Filed as
                           Exhibit 99(e)(6) to the Company's Schedule 14D-9 filed November 9, 2000, and incorporated herein by reference.)

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               GETTY PETROLEUM MARKETING INC.




Date:  December 15, 2000       /s/ Vincent DeLaurentis
                               -------------------------------------------
                               Vincent DeLaurentis
                               President and Chief Operating Officer






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                                  EXHIBIT INDEX


Exhibit
Number      Description
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99.1        Text of press release of LUKOIL dated December 11, 2000.

99.2 Consolidated, Amended and Restated Master Lease, dated November 2, 2000, between Getty Properties and the Company.

99.3 Environmental Indemnity Agreement dated November 2, 2000, between Getty Properties and the Company.

99.4 Amended and Restated Trademark License Agreement, dated November 2, 2000, between Getty Properties and the Company. (Filed as Exhibit 99(e)(5) to the Company's Schedule 14D-9 filed November 9, 2000, and incorporated herein by reference.)

99.5 Trademark License Agreement, dated November 2, 2000, between Getty TM Corp. and the Company. (Filed as Exhibit 99(e)(6) to the Company's Schedule 14D-9 filed November 9, 2000, and incorporated herein by reference.)